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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2000

                         PentaStar Communications, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                           0-27709                  84-1502003
    -------------------------------------------------------------------------------------
    (State or other jurisdiction         (Commission File Number)       (IRS Employer
          of incorporation)                                           Identification No.)

         1522 Blake Street, Denver CO                    80202
   --------------------------------------------------------------
   (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (303) 825-4400

                                      None
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 2.  Acquisition or Disposition of Assets

        On March 31, 2000, PentaStar Communications, Inc., through a wholly-owned subsidiary (together, "PentaStar"), executed and completed an Agreement and Plan of Merger ("Agreement") whereby PentaStar acquired all the business operations of Resource Communications, Inc. ("Resource") through a statutory merger.

         The consideration paid at closing to the shareholders of Resource pursuant to the Agreement consisted of $925,000 of cash and the issuance of 81,250 shares of PentaStar common stock, $.0001 par value (which shares had an agreed upon value of $1,300,000 based upon the trading price for the twenty day period ending two days prior to closing). The cash portion of the consideration is subject to adjustment based upon certain closing balance sheet amounts. Of the 81,250 of issued shares, 50,000 shares were placed in escrow until March 31, 2001 for application against indemnification obligations. The remaining 31,250 shares were placed in escrow until March 15, 2001 to be released upon Resource attaining earnings before interest, taxes and amortization (EBITA) of $400,000 for the period January 1, 2000 to December 31, 2000. If the EBITA for this period is less than the $400,000, an amount of shares equal in value to three times the difference between $400,000 and the amount of actual EBITA for the period will be deducted from the escrow and returned to PentaStar. In addition, certain shareholders of Resource may receive additional consideration through an earn-out. This additional earn-out consideration is determined by the sum of (i) three times EBITA for the sequential 6 month periods from January 1, 2000 to June 30, 2001, divided by eighteen and multiplied by twelve, minus (ii) the cash and stock consideration paid at the initial closing.

         The consideration was determined based upon negotiations among parties. The source of funds used by the Company to pay the cash portion of the consideration was proceeds from the Company's recent initial public offering of equity securities.

         Resource, based in Dublin, California, is a full-service communications agent, which has been furnishing communication solutions to customers for over 10 years. Resource focuses on being the single point of contact to businesses for data, voice and Internet solutions.

Item 7.  Financial Statements and Exhibits

     a)       Financial Statements.

              In accordance with Item 7(a)(4) of Form 8-K, the financial statements required to be filed with the Commission will be filed by an amendment to this report no later than 60 days after the due date of this report.


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     b)       Pro Forma Financial Information.

              In accordance with Item 7(b)(2) of Form 8-K, any pro forma financial information required to be filed with the Commission will be filed by an amendment to this report no later than 60 days after the due date of this report.

     c)       Exhibits.


   EXHIBIT NUMBER                    DESCRIPTION
   --------------                    -----------

         2.1 Agreement and Plan of Merger Among PentaStar Communications, Inc., PentaStar Acquisition Corp. VI, Resource Communications, Inc. and the Shareholders of Resource Communications, Inc. Pursuant to Item 601 (b)(2) of Regulation S-B under the Securities Exchange Act of 1934, the exhibits to the Agreement and Plan of Merger have been omitted. PentaStar agrees to furnish copies of such exhibits to the Commission upon request.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 17, 2000                          PENTASTAR COMMUNICATIONS, INC.

                                               By:   /s/ David L. Dunham
                                                         -----------------------
                                                         David L. Dunham
                                               Chief Financial Officer

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                                 EXHIBIT INDEX


   EXHIBIT NUMBER                    DESCRIPTION
   --------------                    -----------

         2.1 Agreement and Plan of Merger Among PentaStar Communications, Inc., PentaStar Acquisition Corp. VI, Resource Communications, Inc. and the Shareholders of Resource Communications, Inc. Pursuant to Item 601 (b)(2) of Regulation S-B under the Securities Exchange Act of 1934, the exhibits to the Agreement and Plan of Merger have been omitted. PentaStar agrees to furnish copies of such exhibits to the Commission upon request.